Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of August 3, 2018, made by each of the Grantors referred to below, in favor of Gordon Brothers Finance Company, a Delaware corporation, in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).

RECITALS:

WHEREAS, Cherokee Inc., a Delaware corporation (the “Parent”), as the U.S. borrower, Irene Acquisition Company B.V., a company incorporated under the laws of the Netherlands (the “Dutch Borrower” and together with the Parent, the “Borrowers”), as the Dutch borrower, the subsidiaries of the Parent from time to time party thereto, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Collateral Agent are parties to a Financing Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”);

WHEREAS, certain of the subsidiaries of Parent that are organized in the United States (including the Parent, each a “Grantor” and collectively, the “Grantors”) are guaranteeing the Borrowers’ Obligations under the Financing Agreement and are, together with the Parent, providing the Lenders with a security interest in certain assets;

WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain term loans (each a “Loan” and collectively, the “Loans”), to the Borrowers;

WHEREAS, it is a condition precedent to the Lenders making any Loan and providing any other financial accommodation to the Borrowers pursuant to the Financing Agreement that each Grantor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Collateral Agent and the Lenders to make and maintain the Loans and to provide other financial accommodations to the Borrowers pursuant to the Financing Agreement, the Grantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.Definitions.

(a)Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement that are defined in the Financing Agreement and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b)The following terms shall have the respective meanings provided for in Article 8 or Article 9, as applicable, of the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General

Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c)As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Additional Collateral” has the meaning specified therefor in Section 4.

“Additional Grantor” has the meaning specified therefor in Section 13(f).

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Collateral” has the meaning specified therefor in Section 2.

“Collateral Agent” has the meaning specified therefor in the preamble.

“Copyright Licenses” means, with respect to any Person, all written agreements pursuant to which such Person grants or obtains any right with respect to any Copyright (including those agreements listed on Schedule II), including, without limitation, the rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials or materials derived from any Copyright, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Copyrights, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations, breaches or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.

“Copyright Security Agreement” means each agreement substantially in the form of Exhibit B-1.

“Copyrights” means, collectively, with respect to any Person, all copyrights (whether statutory or common law, whether registered or unregistered in the United States or any other country or any political subdivision thereof and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), and all copyright registrations and applications made by any Person, in each case, whether now owned or hereafter created or acquired by or assigned to any Grantor, including, without limitation, each registration and application identified on Schedule II, together with any and all (i) registrations and applications therefor, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, dilutions, misappropriations, or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (vi) rights corresponding thereto throughout the world.

“Financing Agreement” has the meaning specified therefor in the Recitals.

“Grantors” has the meaning specified in the Recitals.

“Intellectual Property” means all Copyrights, Patents, Trademarks and Other Intellectual Property.

“Lenders” has the meaning specified therefor in the Recitals.

“Licenses” means the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

“Loans” has the meaning specified therefor in the Recitals.

“Other Intellectual Property” means (i) all trade secrets, confidential information, know-how and processes, designs, inventions, invention disclosures, engineering or other technical data, financial data, procedures, designs personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, techniques, analyses, proposals, technology, and compilations, data, databases, and computer programs (whether in source code, object code, or other form) and all documentation (including, without limitation, user manuals and training materials) related thereto, and proprietary methodologies, algorithms, and information, and any other intangible rights, to the extent not covered by the definitions of Patents, Trademarks and Copyrights, whether registered or unregistered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations, and other violations thereof, (iii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, and other violations thereof and (iv) rights corresponding thereto throughout the world.

“Patent License” means, with respect to any Person, all written agreements pursuant to which such Person grants or obtains any right to any Patent (including those agreements listed on Schedule II), including, without limitation, the right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Patents, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations, breaches or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.

“Patent Security Agreement” means each agreement substantially in the form of Exhibit B-2.

“Patents” means, collectively, with respect to any Person, all patents, patent applications, certificates of inventions, industrial designs (whether registered or unregistered in the United States or any other country or any political subdivision thereof), including, without limitation, each issued patent and patent application identified on Schedule II, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, dilutions, misappropriations, or other violations thereof, (iv) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (v) rights corresponding thereto throughout the world.

“Perfection Requirements” has the meaning specified therefor in Section 5(j).

“Pledge Amendment” has the meaning specified therefor in Section 4(a)(ii).

“Pledged Debt” means the indebtedness described in Schedule VII hereto and all indebtedness from time to time owned or acquired by a Grantor, the Promissory Notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Issuers” means, collectively, (a) the issuers of the shares of Equity Interests described in Schedule VIII hereto and (b) any other issuer of Equity Interests at any time and from time to time owned or acquired by a Grantor whose shares of Equity Interests are required to be pledged as Collateral under this Agreement.

“Pledged Partnership/LLC Agreement” has the meaning specified therefor in Section 6(k)(ii).

“Pledged Shares” means (a) the shares of Equity Interests of the Pledged Issuers, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, (b) certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and (c) without affecting the obligations of any Grantor under any provision prohibiting such action under this Agreement, the Financing Agreement or any other Loan Document, in the event of any consolidation or merger involving any Pledged Issuer and in which such Pledged Issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

“Secured Obligations” has the meaning specified therefor in Section 3.

“Security Agreement Supplement” has the meaning specified therefor in Section 13(f).

“Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

“Trademark License” means, with respect to any Person, any written agreement pursuant to which such Person grants or obtains any right to use any Trademark (including those agreements listed on Schedule II), and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Trademarks, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations, breaches or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.

“Trademark Security Agreement” means each agreement substantially in the form of Exhibit B-3.

“Trademarks” means, collectively, with respect to any Person, all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, slogans, logos, trade styles, trade dress, Internet domain names, and other source or business identifiers, whether registered or unregistered in the United States or any other country or any political subdivision thereof, including, without limitation, each registration and application identified on Schedule II, together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present and future infringements, dilutions, misappropriations, or other violations thereof, (vi) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (vii) rights corresponding thereto throughout the world.

SECTION 2.Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations, each Grantor hereby pledges and assigns to the Collateral Agent (and its agents and designees), and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):

(a)all Accounts;

(b)all Chattel Paper (whether tangible or electronic);

(c)all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described in Schedule VI hereto;

(d)all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Collateral Agent or any Lender or any affiliate, representative, agent or participant of the Collateral Agent or any Lender;

(e)all Documents;

(f)all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(g)all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h)all Instruments (including, without limitation, Promissory Notes);

(i)all Investment Property;

(j)all Letter-of-Credit Rights;

(k)all Pledged Interests;

(l)all Supporting Obligations;

(m)all Additional Collateral;

(n)all other tangible and intangible personal property and Fixtures of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(o)all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case, howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder, in (i) those assets as to which the Collateral Agent and the Administrative Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (ii) any fee-owned real property with a Current Value of less than $250,000 and all real property leasehold interests, (iii) any of such Grantor’s right, title or interest in any lease, permit, license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, permit, license, contract or agreement result in a breach of the terms of, or constitute a default under, such lease, permit, license, contract or agreement (other than to the extent that any such term (1) has lapsed or terminated or has been waived or (2) has been rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (A) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (B) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, (iv) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office; provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (v) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of any Governmental Authority or requires a consent not obtained, after using commercially reasonable efforts, of any Governmental Authority pursuant to such Requirements of Law, until such prohibition is removed or such consent is obtained; provided that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of such property, or any monies due or to become due under any such license, contract or agreement with respect to such property, (vi) the voting stock of any CFC in excess of 65% of such voting stock or the assets owned by such CFC, in each case to secure the Obligations and only to the extent any such pledge under this clause (vi) would result in material adverse tax consequences to such Grantor (and without limiting such pledge in respect of non-voting stock of such CFC to secure the U.S. Obligations or in connection with the pledge and grant of a security interest in any stock or assets of such CFC to secure the Foreign Obligations), or (vii) any Margin Stock.

No Grantor shall be required to take any action with respect to perfection of any security interest in (i) Letter-of-Credit Rights to the extent a security interest therein may not be perfected by the filing of a financing statement under the Uniform Commercial Code, (ii) Commercial Tort Claims asserting damages of less than $250,000 or (iii) Titled Collateral to the extent that a security interest therein may not be perfected by the filing of a financing statement under the Uniform Commercial Code.

The Grantors agree that the pledge of the shares of Equity Interests of any Pledged Issuer who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Equity Interests in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Equity Interests, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Equity Interests.

SECTION 3.Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Secured Obligations”):

(a)the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by the Borrowers in respect of the Financing Agreement and/or the other Loan Documents, including, without limitation, (i) all Obligations, (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article XI of the Financing Agreement and (iii) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

(b)the prompt payment and due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of this Agreement and any other Loan Document.

SECTION 4.Delivery of the Pledged Interests.

(a)All Promissory Notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the Effective Date (or such later date as may be determined by the Collateral Agent in its sole discretion). All other Promissory Notes, certificates and Instruments constituting Pledged Interests from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Financing Agreement (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon, but in any event within 10 Business Days of, receipt thereof by or on behalf of any of the Grantors. All such Promissory Notes, certificates and Instruments shall be (A) held by or on behalf of the Collateral Agent pursuant hereto, and (B) delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Interests consist of uncertificated securities such Grantor shall cause each issuer of such securities to agree that upon the occurrence and during the continuance of an Event of Default it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Grantor. If any Pledged Interests consist of security entitlements, such Grantor shall cause the applicable securities intermediary to agree that upon the occurrence and during the continuance of an Event of Default it will comply with entitlement orders by the Collateral Agent without further consent by such Grantor.

(b)Within 5 Business Days of the receipt by a Grantor of any Additional Collateral, a pledge amendment duly executed by such Grantor, in substantially the form of Exhibit A (a “Pledge Amendment”), shall be delivered to the Collateral Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement or the Financing Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules VII and VIII hereto. Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Promissory Notes, certificates or Instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

SECTION 5.Representations and Warranties. Each Grantor represents and warrants as follows:

(a)Schedule I hereto sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Grantor, (ii) the jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor (or states that no such organizational identification number exists).

(b)All Equipment, Fixtures, Inventory and other Goods now existing are, and all Equipment, Fixtures, Inventory and other Goods hereafter existing will be, located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 6(b)). Each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). As of the date hereof, none of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is (i) a complete and correct list of each trade name used by each Grantor and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral within five years of the date hereof.

(c)Each Grantor has delivered to the Collateral Agent true, complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the Licenses that are Material Contracts existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of any Grantor or any of its Affiliates in respect thereof. Each License now existing is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally. No written notice of default under any License by any such party has been received which default has not been cured. No third party to any License has given any Grantor written notice of its intention to cancel or terminate any License.

(d)Schedule II hereto sets forth a complete and accurate list of all Registered Intellectual Property owned or used by each Grantor that are reasonably necessary for the operation of their respective businesses. In all material respects, all such Registered Intellectual Property is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. To each Grantor’s knowledge, no Intellectual Property owned or used by such Grantor conflicts with the rights of others to any such Intellectual Property and no Grantor has received written notice that it is now infringing or in conflict with any such rights of others, and to the knowledge of each Grantor, no other Person is now infringing or in conflict with any such properties, assets and rights owned or used by any Grantor, except for infringements and conflicts that could not reasonably be expected to materially adversely affect, individually or in the aggregate, such Grantor’s operation of its business. No Grantor has received any written notice that it is violating or has violated the Intellectual Property rights of any third party.

(e)None of the Other Intellectual Property of any Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor in any material respect; no employee, independent contractor or agent of any Grantor has misappropriated any Other Intellectual Property of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor in any material respect; and no employee, independent contractor or agent of any Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property in any material respect.

(f)The Pledged Issuers set forth in Schedule VIII are the only Subsidiaries of each Grantor listed thereon. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule VIII hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests constituting Pledged Interests are duly authorized and validly issued, fully paid and nonassessable.

(g)The Promissory Notes evidencing the Pledged Debt have been duly authorized, executed and delivered by the respective makers thereof, and all such Promissory Notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(h)Each Grantor (i) has good and marketable title to, or otherwise has and will have adequate rights in, the Collateral free and clear of any and all Liens or claims of others except for the Permitted Liens, (ii) is the sole record and beneficial owner of the Collateral, and (iii) has full power and authority to grant to the Collateral Agent the security interests in the Collateral pursuant hereto, (iv) has good and valid rights in or the power to transfer each item of Collateral in which a security interest is granted by it hereunder.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien.

(i)The exercise by the Collateral Agent of any of its rights and remedies hereunder will not result in a violation of (i) the Governing Documents of any Grantor, (ii) any applicable material Requirement of Law, or (iii) any Material Contract binding on or otherwise affecting any Grantor or any of its properties, except in the case of this subclause (iii) where the failure to so comply could not reasonably be expected to materially adversely affect such Grantor’s operation of its business.

(j)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (D) with respect to the perfection of the security interest created in Letter-of-Credit Rights or Titled Collateral, the filing of financing statements under the Uniform Commercial Code (which shall be the sole requirement for the perfection of such security interests hereunder), (E) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (F) the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A) -- (F), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(k)This Agreement creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations. Subject to Section 5.02 of the Financing Agreement and the satisfaction of the Perfection Requirements, such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens, and the recording of such instruments of assignment described above.

(l)As of the date hereof, Schedule VI lists all Commercial Tort Claims held by any Grantor.

(m)Each Grantor and any of its Subsidiaries that is a partnership or a limited liability company with certificated Equity Interests, has irrevocably opted into (and has caused each of its Subsidiaries that is a partnership or a limited liability company with certificated Equity Interests, and a Pledged Issuer to opt into) Article 8 of the relevant Uniform Commercial Code (collectively, the “Certificated Entities”). Such interests are securities for purposes of Article 8 of the relevant Uniform Commercial Code. With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company and is not a Certificated Entity, the partnership interests or membership interests of each such Person are not (i) dealt in or traded on securities exchanges or in securities markets, (ii) securities for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) investment company securities within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) evidenced by a certificate.

SECTION 6.Covenants as to the Collateral. During the period from the Effective Date until the Termination Date, unless the Collateral Agent shall otherwise consent in writing:

(a)Further Assurances. Each Grantor will take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent may reasonably require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) at the request of the Collateral Agent, marking conspicuously all Chattel Paper, Instruments, Licenses and all of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, Instrument, License or Records is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, delivering and pledging to the Collateral Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) if at any time after the date hereof, any Grantor acquires any Intellectual Property not covered by an appropriate security interest grant, notifying the Collateral Agent in writing in accordance with Section 6(f)(iv) herein, and with respect to such Intellectual Property hereafter existing, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (E) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and, to the extent required hereunder, granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, and (F) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall take or fail to take any action which could in any manner materially impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.

(b)Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory at the locations specified in Schedule III hereto or, upon not less than 10 days’ prior written notice to the Collateral Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect;

provided that all action has been taken in accordance herewith to grant to the Collateral Agent a perfected, first priority security interest in such Equipment and Inventory (subject only to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Secured Parties.

(c)Condition of Equipment. Each Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any loss or damage in excess of $250,000 to any Equipment.

(d)Provisions Concerning the Accounts and the Licenses.

(i)Each Grantor will, except as otherwise provided in this subsection (d), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, at the Collateral Agent’s direction during the occurrence and continuation of an Event of Default, will) take such action as such Grantor (or, if applicable, the Collateral Agent) may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent during the occurrence and continuance of an Event of Default that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either credited to the Loan Account or applied as otherwise specified in the Financing Agreement, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Secured Obligations or distributed in accordance with Section 9 hereof.

(ii)Upon the occurrence and during the continuance of any material breach or default under any material License by any party thereto other than a Grantor, the relevant Grantor will, as soon as practicable after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto.

(iii)Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each written notice or other written communication received by it by which any other party to any License (A) declares a material breach or default by a Grantor of any material term thereunder, (B) terminates such License (other than the expiration of such License in accordance with the terms thereof) or (C) purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(iv)Each Grantor will duly perform and observe in all respects all of its obligations under each License and will take all commercially reasonable action necessary to maintain the

Licenses in full force and effect. During the occurrence and continuance of an Event of Default, no Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any material provision of, any material License.

(e)Notices and Communications; Defense of Title; Amendments; Equity Issuances. Each Grantor will defend the Collateral Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person, keep the Pledged Interests free from all Liens (except Permitted Liens), and not sell, exchange, transfer, assign, lease or otherwise dispose of the Pledged Interests or any interest therein, except as permitted under the Financing Agreement and the other Loan Documents;

(i)not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than as expressly permitted under the Financing Agreement; and

(ii)not permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests, in each case, other than as permitted under the Financing Agreement.

(f)Intellectual Property.

(i)If applicable, each Grantor has duly executed and delivered the applicable Assignment for Security in the form attached hereto as Exhibit B. Except as provided in subsection (ii) below, each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action reasonably necessary to maintain all of the Intellectual Property material to or necessary for the operation of each Grantor’s business in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force, free from any valid claim of abandonment for non-use, and no Grantor will (nor permit any licensee thereof to) knowingly do any act or knowingly omit to do any act whereby any Intellectual Property necessary for the operation of any Grantor’s business may become invalidated.

(ii)Notwithstanding the foregoing and subject to the terms of the Financing Agreement, so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement, (C) that is substantially the same as any other Intellectual Property that is in full force, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement or (D) that is not material to or necessary for the operation of any Grantor’s business.

(iii)Each Grantor will cause to be taken all reasonably necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of Intellectual Property material to the operation of any Grantor’s business (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property owned by any Grantor is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors shall (A) upon obtaining knowledge of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent in writing setting forth a brief description of such infringement, misappropriation, dilution or other violation and (B) to the extent the Grantors shall deem reasonable and appropriate under the circumstances, sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Grantors shall deem appropriate under the circumstances to protect such Intellectual Property.

(iv)Concurrently with the delivery of financial information required by Section 7.01(a)(ii) of the Financing Agreement, the Grantors shall furnish to the Collateral Agent a schedule identifying and describing any Intellectual Property and Licenses which are Material Contracts that have been acquired by any of the Grantors since the date of the last such delivery; provided that within 10 Business Days of such acquisition the Grantors shall furnish to the Collateral Agent a schedule identifying and describing any such Intellectual Property and Licenses which are Material Contracts that have been acquired during any fiscal quarter of the Parent and its Subsidiaries in which such Intellectual Property and Licenses which are Material Contracts with an aggregate value of $250,000 or more have been acquired. The Grantors agree to execute and authenticate a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, and do take all other actions reasonably requested by the Collateral Agent to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement.

(v)Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent (which shall not be unreasonably withheld, delayed or conditioned), and if any Intellectual Property owned by any Grantor is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each of the Grantors will take such action as the Collateral Agent shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(vi)In the event that any Grantor shall (A) obtain rights to any new Trademarks, or any reissue, renewal or extension of any existing Trademark necessary for the operation of its business, (B) obtain rights to or develop any new patentable inventions, or become entitled to the benefit of any Patent, or any reissue, division, continuation, renewal, extension or continuation-in-part of any existing Patent or any improvement thereof (whether pursuant to any license or otherwise), (C) obtain rights to or develop any new works protectable by Copyright, or become entitled to the benefit of any rights with respect to any Copyright or any registration or application therefor, or any renewal or extension of any existing Copyright or any registration or application therefor, or (D) obtain rights to or develop new Other Intellectual Property, the provisions of Section 2 hereof shall automatically apply thereto and, with respect to each such item of Registered Intellectual Property, such Grantor shall give to the Collateral Agent notice thereof in accordance with clause (iv), above.

(vii)Each Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the Termination Date.

(g)Deposit, Commodities and Securities Accounts. In accordance with and subject to Section 5.02 and Article VIII of the Financing Agreement, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent (or its designee) a Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree (unless otherwise agreed to by the Collateral Agent), among other things, that (i) it will comply at any time with the instructions originated by the Collateral Agent (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Collateral Agent (or its designee) shall not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent (or its designee), and (iii) any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent (or its designee). The provisions of this Section 6(g) shall not apply to any Excluded Accounts.

(h)[Reserved].

(i)Control. Each Grantor hereby agrees to take any or all action that is reasonably necessary or reasonably requested by the Collateral Agent in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Securities Accounts, Electronic Chattel Paper, (iv) Investment Property and (v) Letter-of-Credit Rights. Each Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(j)Records; Inspection and Reporting.

(i)Each Grantor shall keep adequate records concerning the Accounts, Chattel Paper and Pledged Interests.

(ii)Except as otherwise expressly permitted by Section 6(b), if any Grantor shall, upon 5 days’ prior written notice to the Collateral Agent (or such shorter period agreed to by the Collateral Agent), amend, modify or otherwise change (A) its name, organizational identification number or FEIN, (B) its jurisdiction of organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule III hereto. Each Grantor shall promptly notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof, such Grantor did not have such identification number.

(k)Partnership and Limited Liability Company Interests.

(i)Except with respect to partnership interests and limited liability company interests evidenced by a certificate, which certificate has been pledged and delivered to the Collateral Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such Subsidiary’s partnership interests or membership interests to (A) be dealt in or traded on securities exchanges or in securities markets, (B) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (C) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (D) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

(ii)Each Grantor covenants and agrees that it shall amend any limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement to which a Grantor is a party and relating to any Pledged Interests (as amended, restated, supplemented or otherwise modified from time to time, each a “Pledged Partnership/LLC Agreement”) as follows: (A) to permit each member, manager and partner that is a Grantor (1) to pledge all of the Pledged Interests in which such Grantor has rights, (2) to grant to the Collateral Agent, for the benefit of each Secured Party, a lien on and security interest in such Pledged Interests and (3) to, upon any foreclosure by the Collateral Agent on such Pledged Interests (or any other sale or transfer of such Pledged Interests in lieu of such foreclosure), transfer to the Collateral Agent (or to the purchaser or other transferee of such Pledged Interests in lieu of such foreclosure) its rights and powers to manage and control the affairs of the applicable Pledged Issuer, in each case, without any further consent, approval or action by any other party, including, without limitation, any other party to any Pledged Partnership/LLC Agreement or otherwise and (B) to provide that (1) the bankruptcy or insolvency of such Grantor shall not cause such Grantor to cease to be a holder of such Pledged Interests, (2) upon the occurrence of such an event, the applicable Pledged Issuer shall continue without dissolution and (3) such Grantor waives any right it might have to agree in writing to dissolve the applicable Pledged Issuer upon the bankruptcy or insolvency of such Grantor, or the occurrence of an event that causes such Grantor to cease to be a be a holder of such Pledged Interests.

(iii)Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designee shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement to which a Grantor is a party (each a “Pledged Partnership/LLC  Agreement”), and the Collateral Agent or its designee shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Pledged Partnership/LLC Agreement in accordance with the terms of this Section 6(k). For avoidance of doubt, such rights, powers and benefits of a substituted member, manager or partner shall include all voting and other rights and not merely the rights of an economic interest holder.

(iv)During the period from the Effective Date until the Termination Date, no further consent, approval or action by any other party, including, without limitation, any other party to the applicable Pledged Partnership/LLC Agreement or otherwise shall be necessary to permit the Collateral Agent or its designee to be substituted as a member, manager or partner pursuant to this Section 6(k). The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Collateral Agent, on its own behalf and on behalf of each other Secured Party, and each of their respective successors, assigns and designees, as intended third party beneficiaries.

(v)Each Grantor and each applicable Pledged Issuer agrees that during the period from the Effective Date until the Termination Date, no Pledged Partnership/LLC Agreement shall be amended to be inconsistent with the provisions of this Section 6(k) without the prior written consent of the Collateral Agent.

SECTION 7.Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a)So long as no Event of Default shall have occurred and be continuing:

(i)each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents; and

(ii)each Grantor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Financing Agreement.

(b)Upon the occurrence and during the continuance of an Event of Default:

(i)all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments, and the Collateral Agent (personally or through an agent) shall thereupon be solely authorized and empowered to transfer and register in the Collateral Agent’s name, or in the name of the Collateral Agent’s nominee, the whole or any part of the Pledged Interests, it being acknowledged by each Grantor that such transfer and registration may be effected by the Collateral Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 8 hereof;

(ii)the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii)without limiting the generality of the foregoing, the Collateral Agent may, at its option, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv)all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate instruments of transfer or assignment or undated Equity Interest powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8.Additional Provisions Concerning the Collateral.

(a)To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, if an Event of Default has occurred and is continuing, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement in accordance with the terms hereof, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to the Financing Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of each Secured Party with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of each Secured Party with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent (in its sole discretion), and such payments made by the Collateral Agent shall constitute additional Secured Obligations of such Grantor to the Collateral Agent, be due and payable immediately without demand, and shall bear interest from the date payment of said amounts is demanded at the Post-Default Rate, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral. This power is coupled with an interest and is irrevocable until the Termination Date.

(c)For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (i) grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any

Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Collateral Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor. Each Grantor hereby releases the Collateral Agent from, and indemnifies the Collateral Agent against, any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney, proxy or license, granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(d)If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the fees and expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof constitute additional Secured Obligations of the Grantor to the Collateral Agent, be due and payable immediately without demand and bear interest from the date payment of said amounts is demanded at the Post-Default Rate.

(e)The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral and shall be relieved of all further responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

(f)Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)The Collateral Agent may at any time in its discretion (i) if an Event of Default has occurred and is continuing, without notice to any Grantor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9.Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a)The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code, and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of each Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon reasonable request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least 10 days’ prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually received by the Collateral Agent from the purchaser thereof, and if such purchaser fails to pay for the Collateral, the Collateral may resell the Collateral and the Grantors shall be credited with proceeds of the sale. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against each Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby waives any claims against each Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (A) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (B) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (C) the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Collateral Agent (on behalf of itself and each Secured Party) and (D) such actions set forth in clauses (A), (B) and (C) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the

Collateral Agent (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Sections 9.01(f) or (g) of the Financing Agreement), each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time, upon 5 days’ prior notice to any Grantor (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Sections 9.01(f) or (g) of the Financing Agreement), license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property owned by such Grantor, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property owned by such Grantor (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, each Grantor will, at such Grantor’s expense and upon request by the Collateral Agent: (i) execute and deliver, and cause each issuer of such Pledged Interests and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Interests under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, (ii) cause each issuer of such Pledged Interests to qualify such Pledged Interests under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Interests, as requested by the Collateral Agent, (iii) cause each Pledged Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Interests valid and binding and in compliance with applicable law. Each Grantor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent by reason of the failure by any Grantor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Grantor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Interests on the date the Collateral Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release any Grantor from any of its obligations under any of the other Loan Documents.

(c)Notwithstanding the provisions of Section 9(b) hereof, each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Interests, to limit purchasers to those who will agree, among other things, to acquire the Pledged Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each of the Grantors acknowledge that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit the issuer thereof to register it for public sale.

(d)Any cash held by the Collateral Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Collateral Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral, the Collateral Agent may, in the discretion of the Collateral Agent, be held by the Collateral Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Financing Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent (or its agent or designee) and remaining after the Termination Date shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(e)In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which each Secured Party is legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in the Financing Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable and documented fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency (but limited to one primary counsel and one local counsel in each relevant jurisdiction).

(f)Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(g)To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10.Indemnity and Expenses.

(a)Each Grantor jointly and severally agrees to defend, protect, indemnify and hold harmless the Collateral Agent and each other Indemnitee in accordance with Section 12.15 of the Financing Agreement.

(b)Each Grantor jointly and severally agrees to pay to the Collateral Agent costs and expenses in accordance with Section 12.04 of the Financing Agreement.

SECTION 11.Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Financing Agreement.

SECTION 12.Security Interest Absolute; Joint and Several Obligations.

(a)All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

(b)Each Grantor hereby waives (i) notice of acceptance and notice of the incurrence of any Secured Obligation by any Borrower and (ii) all other notices, demands, and protests in connection with the enforcement of the Secured Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder.

(c)All of the obligations of the Grantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 13.Miscellaneous.

(a)No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c)This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the Termination Date and (ii) be binding on each Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Secured Party may assign or otherwise transfer its respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

(d)After the occurrence of the Termination Date, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantors, (ii) the Collateral Agent agrees to file UCC amendments on or promptly after the Termination Date to evidence the termination of the Liens so released and (iii) the Collateral Agent will, upon the Grantors’ request and at the Grantors’ cost and expense, (A) promptly return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) promptly execute and deliver to the Grantors such documents and make such other filings as the Grantors shall reasonably request to evidence such termination, without representation, warranty or recourse of any kind. In addition, upon any sale or disposition of any Collateral in a transaction not prohibited by the Financing Agreement, the security interest in such Collateral shall automatically terminate, and the Collateral Agent shall, upon the reasonable request of the Grantors and at the Grantors’ cost and expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such release, without representation, warranty or recourse of any kind.

(e)This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make a general assignment for the benefit of any creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VIII attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VIII, respectively, hereto, and the Collateral Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g)THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT (I) AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND (II) TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h)In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Financing Agreement, mutatis mutandis.

(i)Each party hereto irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(j)Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k)Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l)This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

(m)For purposes of this Agreement, all references to Schedules I-VIII attached hereto shall be deemed to refer to each such Schedule as updated from time to time in accordance with the terms of this Agreement.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

CHEROKEE INC.

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Chief Executive Officer

SPELL C. LLC

By:	CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Chief Executive Officer

CHEROKEE BRANDS LLC

By:	CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Chief Executive Officer

HAWK 900 BRANDS LLC

By:	CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Chief Executive Officer

[Signature Page to U.S. Security Agreement]

EDCA LLC

By:	CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Chief Executive Officer

FFS HOLDINGS, LLC

By:	CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Chief Executive Officer

FLIP FLOP SHOPS FRANCHISE COMPANY, LLC

By:	FFS HOLDINGS, LLC, its sole member

By:	CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Chief Executive Officer

[Signature Page to U.S. Security Agreement]

Accepted and Agreed:

GORDON BROTHERS FINANCE COMPANY, as Collateral Agent

By:	/s/	Felicia Galeota
Name:		Felicia Galeota
Title:		Vice President